CNL STRATEGIC CAPITAL 8-K

Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (the “Agreement”) dated as of the 24th day of August, 2022 (“Effective Date”) made by CNL STRATEGIC CAPITAL B, INC., a Delaware corporation, whose address is 450 S. Orange Ave., Orlando, FL 32801 (the “Borrower”) and CNL Strategic Capital, LLC, a Delaware limited liability company (“Guarantor”), in favor of FIRST HORIZON BANK, whose address is 315 E. Robinson St., Suite 350, Orlando, FL 32801 (the “Lender”) .

W I T N E S S E T H:

That for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Guarantor each hereby agrees with the Lender as follows:

1.             Definitions.

(a)            Reference is made to the Loan Agreement of even date herewith between the Borrower and the Lender, as same may be amended, modified or restated (the “Loan Agreement”), said Loan Agreement being incorporated herein by reference. All terms used in this Agreement which are defined in the Loan Agreement or in the Uniform Commercial Code of the State of Florida, as now or hereafter in effect (the “Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

(b)           The term “Event of Default” shall have the meaning set out in Section 7 hereof.

2.             Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 2 hereof), the Borrower hereby pledges and assigns to the Lender the following accounts, and grants to the Lender a continuing security interest in the following personal property of the Borrower wherever located and whether now or hereafter existing:

(a)	Money Market Account No. XYZ, in the name of Borrower, (“Account”) held at FIRST HORIZON BANK (the “Bank”) for the purpose of receiving Subscription Agreement Funds (the “Pledged Collateral”);

(b)	all proceeds of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Borrower or Guarantor and howsoever the interest of Borrower or Guarantor therein may arise or appear (whether by ownership, security interest, claim or otherwise) (with (a), (b), and (c) of this Section 2 being collectively referred to as the “Collateral”).

3.             Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Obligations”):

(a)	the prompt payment by the Borrower, as and when due and payable, of all amounts from time to time owing under or pursuant to that certain Revolving Credit Note (the “Revolving Credit Note”) of even date herewith, in the principal sum of Fifty Million and NO/100 Dollars ($50,000,000.00), executed by Borrower and payable to the order of Lender, together with all renewals, modifications and extensions thereof, in whole or in part, or any instrument given to secure the same;

(b)	all indebtedness, liabilities, obligations, covenants and duties of Borrower or Guarantor to the Lender, of every kind, nature and description arising under of in respect of any Bank Product (including arising under or in respect of any guaranty thereof), whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, in each case now existing or hereafter arising. “Bank Products” means any of the following that the Lender provides, to or enters into with the Borrower or Guarantor: (i) any deposit, lockbox, Cash Management Services, or other cash management agreement, (ii) any credit cards, purchase cards and/or debit cards, and (iii) any other product, service or agreement pursuant to which Borrower or Guarantor is indebted to the Lender. “Cash Management Services” means any services provided from time to time by the Lender to Borrower or Guarantor in connection with the operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services;

(c)	the due performance and observance by the Borrower and Guarantor of all of the covenants, agreements, duties, representations and obligations from time to time existing pursuant to this Agreement, the Loan Agreement, the Guaranty, and other instrument or Loan Document which now or hereafter secures the Note; and

(d)	the prompt payment and performance of any and all other present and future indebtedness and obligations of Borrower or Guaranty to Lender of every kind, character, and description,

howsoever and whensoever arising, whether absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, and including without limitation, all future advances to the Borrower, all liabilities of the Guarantor under any Guaranty executed in favor of the Lender at any time and all obligations of the Borrower with respect to any letters of credit issued at any time by Lender for the benefit of Borrower.

4.             Delivery of the Pledged Collateral.

(a)           All physical certificates or instruments representing the Pledged Collateral shall be delivered to the Lender simultaneously with the execution and delivery of this Agreement or immediately upon receipt thereof by Borrower. All other certificates and instruments constituting Pledged Collateral from time to time shall be delivered to the Lender promptly upon the receipt thereof by or on behalf of the Borrower. Until such delivery to Lender such certificates and instruments shall be held in trust for the benefit of Lender. All such certificates and instruments shall be held by or on behalf of the Lender pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

5.             Representations and Warranties. The Borrower represents and warrants as follows:

(a)            The Borrower and Guarantor are the legal and beneficial owner of the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Agreement. The Borrower is the legal and beneficial account holder of the Pledged Account.

(b)           The exercise by the Lender of its rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Borrower, Guarantor, or any of their Properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of Borrower’s properties.

(c)            The Borrower’s chief place of business and chief executive office and the place where the Borrower keeps the Borrower’s records concerning the Collateral are located at the address specified for the Borrower in the initial paragraph hereof. The Guarantor’s chief place of business and chief executive office is the same as Borrower’s address.

(d)           The Borrower and Guarantor are the owners of the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Agreement, and except for the financing statements filed in favor of Lender relating to this Agreement, no other financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

(e)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge hereunder by the Borrower of, or the grant by the Borrower and Gaurantor of the security interest created hereby in, the Pledged Collateral; or (ii) except as may be required by laws affecting the offering and sale of securities generally, for the exercise by the Lender of its rights and remedies hereunder.

(f)            This Agreement creates a valid security interest in favor of the Lender in the Collateral. The taking possession by the Lender of all accounts constituting Pledged Collateral from time to time will perfect, and establish the first priority of, the Lender’s security interest hereunder in the Pledged Collateral securing the Obligations. The filing of the financing statements with the Florida Secretary of State and Delaware Secretary of State will perfect and establish the first priority of the Lender’s security interest hereunder in the Subscription Funds Collateral prior to its receipt by Lender in the Pledge Account, subject to no other liens and encumbrances. Except as set forth in this Section 4(f), no action is necessary or desirable to perfect or otherwise protect such security interest.

6.             Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, the Borrower and Guarantor will, unless the Lender shall otherwise consent in writing:

(a)	permit the Lender, its agents or representatives, at any reasonable time and from time to time to examine and make copies of and abstracts from records concerning the Collateral reasonably in the possession of Borrower or Guarantor;

(b)	at Borrower’s expense, promptly deliver to the Lender a copy of each notice or other communication received by it or Guarantor in respect of the Collateral;

(c)	at Borrower’s expense, defend the Lender’s right, title and security interest in and to the Collateral against the claims of any person or entity;

(d)	at Borrower’s expense, at any time and from time to time, cause Borrower or Guarantor to promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Lender may request in order to (i) perfect and protect the security interest created or purported to be created hereby; (ii) enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Pledge Agreement;

(e)	not sell, assign, exchange or otherwise dispose of any Collateral or any interest therein;

(f)	not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Collateral except for the security interest created hereby;

(g)	not make or consent to any amendment or other modification or waiver with respect to any Collateral or enter into any agreement or permit to exist any restriction with respect to any Collateral; and

(h)	not take or fail to take any action which would in any manner impair the value or enforceability of the Lender’s security interest in any Collateral.

(i)	to otherwise effect the purposes of this Agreement, including, without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto, as Lender deems necessary or desirable or that Lender may request in order to perfect and preserve the security interest created or purported to be created hereby; (B) furnishing to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request; (C) furnish to the Lender evidence in form or substance reasonably satisfactory to the Lender that the Lender has control of any Collateral consisting of deposit accounts, investment property, electronic chattel paper or letter of credit rights sufficient to perfect Secured Party’s security interest in such Collateral; and (D) where Collateral consisting of documents, goods, instruments, tangible chattel paper or money is held by a third party bailee (including without limitation broker dealer institutional trustee, or other fiduciary), furnish Lender evidence in form reasonable satisfactory to lender of such bailee’s acknowledgment that it is holding such Collateral for the benefit of the Lender.

(j)	The Borrower and Guarantor will each pay promptly before delinquent all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims (including claims for labor, materials, and supplies) against, the Collateral, except to the extent the validity thereof is being contested diligently and in good faith by proper proceedings satisfactory to the Lender.

(k)	The Borrower and Guarantor will cooperate with the Lender in obtaining control with respect to Collateral.

(l)	The Borrower and Guarantor will preserve its corporate existence and will not merge into or consolidate with any other entity, sell all or substantially all of its assets, change its state of incorporation or change its corporate name without providing Lender with thirty (30) days’ prior written notice.

(i)         The Borrower will, at the Borrower’s own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to Secured Party from time to time, and in accordance with the provisions of the Loan Agreement. Each policy for liability insurance shall provide for all losses to be paid on behalf of Lender and the Borrower as their respective interests may appear, with Lender named as lender loss payee under a lender loss payee endorsement, and each policy for property damage insurance shall provide for all losses to be paid directly to Lender. Each such policy shall in addition (A) name the Borrower and Lender as insured parties thereunder (without any representation or warranty by or obligation upon Lender) as their interests may appear, (B) contain the agreement by the insurer that any loss thereunder shall be payable to Lender notwithstanding any action, inaction, or breach of representation or warranty by the Borrower, (C) provide that there shall be no recourse against Lender for payment of premiums or other amounts with respect thereto, and (D) provide that at least ten (10) days’ prior written notice of cancellation, amendment, or of lapse shall be given to Lender by the insurer. The Borrower will, if so requested by Lender, deliver to Lender original or duplicate policies of such insurance, or satisfactory certificates of insurance, and, as often as Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance.

7.             Additional Provisions Concerning the Collateral.

(a)            The Borrower and Guarantor each hereby agrees to take any action and to execute any instruments which may be necessary or advisable to accomplish the purposes of this Agreement.

(b)            The Borrower and Guarantor each hereby irrevocably appoints the Lender as their attorney in fact and proxy, with full authority in the place and stead of the Borrower and Guarantor and in the name of the Borrower and Guarantor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement subject to the rights of the Borrower and Guarantor under Section 7(e) hereof, including, without limitation, (i) to receive, endorse and collect all instruments made payable to the Borrower or Guarantor representing Subscription Agreement Funds, (ii) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral. The Borrower and Guarantor each hereby ratifies and approves all acts of said attorney; and the attorney so long as the attorney acts in good faith, it shall have no liability to the Borrower or Guarantor for any act or omission as such attorney.

(c)            If either the Borrower or Guarantor fails to perform any agreement or obligation contained herein, the Lender itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Lender incurred in connection therewith shall be payable by the Borrower or Guarantor pursuant to Section 9 hereof.

(d)           The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(e)            Anything herein to the contrary notwithstanding, (i) the Borrower and Guarantor shall each remain liable under any contracts and agreements included in or relating to the Collateral to the extent set forth therein to perform all of the obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Lender of any of its rights hereunder shall not release the Borrower or Guarantor from any of the duties or obligations under the contracts and agreements included in or relating to the Collateral; and (iii) Lender shall not have any obligation or liability by reason of this Agreement under any contracts and agreements included in or relating to the Collateral, nor shall Lender be obligated to perform any of the obligations or duties of the Borrower or Guarantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder

(f)             The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords similar restricted deposit accounts, it being understood that the Lender shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

8.             Events of Default. An Event of Default shall be deemed to have occurred hereunder upon the occurrence of a failure or default in the full, faithful and prompt payment or performance of any one or more of the Obligations, and shall include, but shall not be limited to:

(a)	any default in the full or prompt payment when due of all or any part of any indebtedness constituting part of the Obligations hereunder; or

(b)	any default by Borrower or Guarantor in the full, faithful and prompt payment or performance of any covenant, agreement, liability, obligation, condition or undertaking to be paid, met, kept, observed or performed pursuant to the provisions hereof, the Loan Agreement (including, but not limited to, the occurrence of an Event of Default under the Loan Agreement), or of any other instrument or document now or hereafter constituting or securing all or any part of the Obligations; or

(c)	any Event of Default occurs under the Loan Agreement;

(d)	any default in the payment or performance of any other indebtedness, obligation or undertaking of the Borrower or Guarantor to the Lender; or

(e)	any representation or warranty by Borrower or Guarantor set out herein or in any other instrument or document executed by Guarantor or Borrower in connection herewith shall prove to be false or misleading in any material respect as of the time made.

9.             Remedies Upon Default. Upon the occurrence of an Event of Default:

(a)            The Lender may (i) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Florida (the “Code”) (whether or not the Code applies to the Collateral); and (ii) without limiting the generality of the foregoing and without notice except as specified below, immediately and without notice use the Pledged Collateral or any part thereof to satisfy the Obligations of the Borrower or Guarantor.

(b)            Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to the Loan) in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

(c)            In the event that the proceeds of any such collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Borrower or Guarantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Note for interest on overdue principal thereof, together with the costs of collection and the reasonable fees of any attorneys employed by the Lender to collect such deficiency.

10.            Indemnity and Expenses.

(a)            The Borrower and Guarantor, jointly and severely, agree to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Lender’s gross negligence or willful misconduct.

(b)            The Borrower and Guarantor, jointly and severely, agree to upon demand pay to the Lender the amount of any and all expenses, including the reasonable fees and disbursements of the Lender’s counsel and of any experts and agents, which the Lender may incur in connection with (i) the preparation and administration of this Agreement, the Note and the other instruments and documents executed in connection therewith; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; or (iii) the failure by the Borrower or Guarantor to perform or observe any of the provisions hereof, except expenses resulting from the Lender’s gross negligence or willful misconduct.

11.           Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the Loan Agreement in writing and shall be mailed, certified mail, return receipt requested, or delivered, if to the Borrower, to Borrower at 450 S. Orange Ave. Orlando, FL 3280, Attention: Tammy Tipton, CFO with a copy (in all cases) to Tracey B. Bracco, and with a copy (if other than a routine informational communication) to Chirag Bhavsar, Co-CEO; if to the Guarantor, to them at 14th Floor, 450 S. Orange Ave, Orlando, FL 32801; if to the Bank, to it at 315 East Robinson Street Suite 350Orlando, FL 32801, Attention: Abhi Vyas, SVP and Sr. Commercial Relationship Manager, with a copy to Bart Bishop, EVP and Commercial Banking Executive at the same addressor as to any such person to such other address as shall be designated by such person in a written notice to such other person complying as to delivery with the terms of this Section 10. All such notices and other communications shall be effective (i) if mailed, when received or three (3) business days after mailing, whichever is earlier; (ii) if sent by overnight courier service, on the first (1st) business day after sending; or (iii) if delivered, upon delivery.

12.           Security Interest Absolute. All rights of the Lender, all security interests and all obligations of the Borrower and Guarantor hereunder shall be absolute and unconditional irrespective of:

(a)	any lack of validity or enforceability of the Loan Agreement, Note or any other agreement or instrument relating thereto;

(b)	any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from this Agreement, the Note, or any other agreement or instrument relating thereto or to any of the Obligations;

(c)	any increase in, addition to, or exchange, release or nonperfection of, any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

(d)	any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, Guarantor, or any other party liable, directly or indirectly, absolutely or contingently, with respect to all or any part of the Obligations; or

(e)	the absence of any action on the part of the Lender to obtain payment or performance of the Obligations from any person or entity.

13.           Rights and Duties of Lender, Etc. Lender undertakes, as to this Agreement, to exercise only such duties as are specifically set forth in this Agreement and to exercise such of the rights, powers and remedies as are vested in it by this Agreement or by law. In any instance hereunder where Lender’s approval or consent is required or the exercise of Lender’s judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Lender, and Lender shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment. Lender may consult with counsel, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

14.           Miscellaneous.

(a)           No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The Lender’s rights and remedies provided herein and in any other instrument or document now or hereafter securing all or any part of the Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(c)           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)           This Agreement shall create a continuing security agreement and shall be binding on the Borrower, Guarantor, and their successors and permitted assigns and shall inure, together with all rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing, the Lender may assign or otherwise transfer all or part of its rights to all or any part of the Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all of the benefits in respect thereof granted to the Lender herein or otherwise. None of the rights or obligations of the Borrower or Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Lender.

(e)           Upon payment and satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Borrower or Guarantor. The Lender will thereupon, at Borrower’s request and expense, (i) return to the Borrower or Guarantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (ii) execute and deliver to the Borrower or Guarantor such documents as the Borrower or Guarantor shall reasonably request to evidence such termination.

(f)            This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

(g)           The captions or headings of the Sections of this Agreement are inserted merely for convenience of reference and shall not be deemed to limit or modify the terms and provisions hereof.

IN WITNESS WHEREOF, the Borrower and Guarantor has caused this Agreement to be executed and delivered by its officers thereunto duly authorized as of the date first above written.

BORROWER:

ATTEST:		CNL STRATEGIC CAPITAL B, INC.,
a Delaware corporation

	/s/ Dale Burket	By:	/s/ Tammy Tipton
Name:	Attorney	Name: Tammy Tipton
Title: Authorized Signatory

GUARANTOR:
CNL STRATEGIC CAPITAL, LLC.,
a Delaware limited liability company

	/s/ Tracey Bracco	By:	/s/ Tammy Tipton
Name:	Secretary	Name: Tammy Tipton
Title: Authorized Signatory

BORROWER